Exhibit 99.4
IMPORTANT ADDITIONAL INFORMATION
In connection with the proposed transaction, Dominion Energy will file a registration statement on Form S-4, which will include a document that serves as a prospectus of Dominion Energy and a proxy statement of SCANA (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  A definitive proxy statement/prospectus will be sent to SCANA’s shareholders.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website (http://www.sec.gov) or from Dominion Energy or SCANA.  The documents filed by Dominion Energy with the SEC may be obtained free of charge by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com, and the documents filed by SCANA with the SEC may be obtained free of charge to SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, Attention: Office of the Corporate Secretary, BoardInformation@scana.com.

PARTICIPANTS IN THE SOLICITATION
Dominion Energy and SCANA and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about Dominion Energy’s directors and executive officers is available in Dominion Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in its proxy statement dated March 20, 2017, for its 2017 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K.  Information about SCANA’s directors and executive officers is available in SCANA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in its proxy statement dated March 24, 2017, for its 2017 Annual Meeting of Shareholders and certain of its Current Reports on Form 8-K.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.  Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Dominion Energy or SCANA as indicated above.
Transcript of video presentation from Thomas F. Farrell, II, President, Chairman and CEO of Dominion Energy, Inc., to SCANA Corporation employees, dated January 3, 2018

Hello. I am Tom Farrell, CEO of Dominion Energy.
I look forward to meeting many of you in the coming days, but today this video will have to suffice. On behalf of everyone at Dominion Energy, I want to tell you how excited we are that you will be joining us.
SCANA has had an excellent reputation in the energy industry for a long time. We grew even more impressed the more we learned about you and your company.
We found a top-quality workforce. We saw your strong personal commitment to safety, reliable operations and customer service. And, we share your focus on community engagement.
As you get to know us, I think you will find we have much in common. We live by four core values – Safety, Ethics, Excellence and One Dominion Energy, our term for teamwork. They align well with SCANA’s “SACRED” values.
We also are a good fit geographically and from a business sense.

Combined, we will be one of the largest – and best – in our industry. We will deliver electricity and natural gas to more than 6½ million residential and business accounts and have operations from Connecticut to California. The total value of our common stock will make us the second largest electric and natural gas company in the country.
Together, we will have the strength to address the most-pressing challenges facing SCANA. We know that regaining the confidence and trust of customers, elected officials and regulators is essential. The merger agreement includes substantial benefits for customers, including a $1,000 cash payment for an average SCE&G residential electric customer. Dominion Energy’s financial commitments will make that possible.
The merger agreement recognizes the importance of communities. We will increase charitable giving by $1 million for at least five years and keep the SCE&G headquarters in South Carolina.
We know that many of you – along with your friends and neighbors – are shareholders. I don’t have to tell you that SCANA shareholders have had a difficult time. The merger has significant benefits for shareholders as well.
And, for employees our commitment is to treat you fairly and with respect. We will provide as much information as we can as soon as we can. We won’t have all the answers right away, but, our commitment to you is to be fair and honest.
I know you have a lot of questions. We look forward to discussing them when we meet with leadership starting tomorrow in Cayce and across the system next week.
You are a tight-knit organization. I do not think you will lose that being a part of a bigger Dominion Energy. What you will gain is added resources for us to enjoy a brighter future together.
We look forward to working with you and to welcoming you to the Dominion Energy family. Thank you.

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